EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION
INCREASES ITS QUARTERLY DIVIDEND TO $0.12/SHARE

     (Fort Smith, Arkansas, January 28, 2004) – The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock $.01 par value (Nasdaq: ABFS) on February 11, 2004, payable on February 25, 2004. This is an increase over the previous eight cents ($0.08) per share quarterly cash dividend amount.

     Arkansas Best Corporation, headquartered in Fort Smith, AR, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of LTL general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services, utilizing rail and over-the-road transportation.

     Contact: Mr. David E. Loeffler, Vice President, Chief Financial Officer and Treasurer

          Telephone: (479) 785-6157

     Mr. David Humphrey, Director of Investor Relations

          Telephone: (479) 785-6200

END OF RELEASE